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                     AGREEMENT AMENDING MANAGEMENT AGREEMENT


          THIS AGREEMENT, dated July 31, 1995, is made and entered into among Empire Gas Corporation, a Missouri corporation ("Empire"), Northwestern Growth Corporation, a South Dakota corporation ("NGC"), and SYN Inc., a Delaware corporation ("SYN"), to amend the Management Agreement, dated May 17, 1995, among such parties.
          NOW THEREFORE, the parties hereto agree that the above-mentioned Management Agreement is hereby amended to change the definition of the term "Stock Agreement" therein to mean the Amended and Restated Agreement Among Initial Stockholders and SYN Inc., dated as of May 17, 1995, entered into by Empire, NGC and SYN.
          IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the date first above written.

Empire Gas Corporation                  SYN Inc.




By:   /s/ Paul S. Lindsey               By:    /s/ Paul S. Lindsey
 -------------------------                   -------------------------
        Its President                   Title:  President


                                        Northwestern Growth Corporation



                                         By:   /s/ Richard R. Hylland
                                             -------------------------
                                                 Its President